CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Outlook Funds Trust and to the use of our report dated February 26, 2015 on the financial statements and financial highlights of 3D Printing and Technology Fund, a series of shares of beneficial interest in the Outlook Funds Trust. Such financial statements and financial highlights appear in the December 31, 2014 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
April 24, 2015